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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and the use of our reports dated March 29, 2000, with respect to the consolidated financial statements of Inverness Systems Ltd. included in the Registration
Statement (Form S-1 No. 33-     ) and related Prospectus of Virata Corporation
for the Registration of 4,000,000 shares of its common stock.

                                          /s/ Kost, Forer and Gabbay
                                          Kost, Forer and Gabbay
                                          Certified Public Accountants
                                           (Israel)
                                          A Member of Ernst & Young
                                           International

June 21, 2000